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                         GENERAL GROWTH PROPERTIES, INC.
                             STOCK OPTION AGREEMENT


         THIS AGREEMENT is made and entered into as of <<Date>> (the "Grant Date") by and between GENERAL GROWTH PROPERTIES, INC., a Delaware corporation (the "Company") and <<Employee_Name>> (the "Optionee").

         WHEREAS, the Company desires to reward the Optionee for Optionee's recent efforts and to incentivize Optionee for future efforts on behalf of the Company by awarding Optionee a stock option to purchase shares of common stock $.10 par value, of the Company (the "Common Stock") pursuant to the General Growth Properties, Inc. 1998 Incentive Stock Plan (the "Plan"); and

         WHEREAS, the Optionee wishes to acquire the right to purchase shares of Common Stock granted hereby.

         NOW, THEREFORE, for good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Grant of Option. In accordance with the terms and conditions of the Plan which are hereby incorporated herein, the Company hereby grants to Optionee a Threshold-Vesting Stock Option (the "Option") to purchase an aggregate of
<<Options>> shares of Common Stock at a purchase price of <<discount price>> per share, the Fair Market Value (as defined in the Plan) per share on the Grant Date, subject to the vesting and exercise requirements set forth in this Agreement. This Option is not intended to qualify as an incentive stock option as defined in, and subject to, Section 422 of the Code.

         2. Exercise of Options.

                  (a) The Option shall be exercisable only after it shall have vested. The Option shall not vest unless and until the Fair Market Value of a share of the Common Stock has been greater than or equal to
         <<market>> for at least 20 consecutive trading days at any time during the five-year period following the Grant Date. If the Fair Market Value of a share of the Common Stock does not equal or exceed <<market>> for at least 20 consecutive trading days at any time during the five-year period following the Grant Date or if the Participant has a Termination of Employment before the Option vests, the Option will not vest and shall be forfeited in its entirety.

                  (b) The Option must be exercised if at all after it has vested and on or before the 30th day after the date (the "Vesting Date") on which the Option became vested, as described in Section 2(a) hereof, and only at such time as Optionee is employed by the Company, an Affiliate or a Subsidiary or as provided in Section 3 hereof.

                  (c) The Option may not be exercised for a fraction of a share of the Common Stock.

         3. Termination of Employment.

                  (a) If Optionee's employment with the Company, an Affiliate or a Subsidiary terminates, whether by reason of death, Retirement, Total Disability or other reason, on or after


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         the Vesting Date, then the Option may thereafter be exercised until the
         30th day after the Vesting Date, unless the Optionee's Termination of Employment is for Cause.

                  (b) In the event Optionee's Termination of Employment is for Cause, any unexercised portion of the Option shall expire immediately upon the giving to Optionee of notice of such Termination of Employment.

                  (c) Notwithstanding any language to the contrary set forth in
         Section 5(i) of the Plan, for purposes of this Agreement, the term "Cause" shall mean (i) the conviction of Optionee for committing a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Optionee's employment duties or (iii) the commission by the Optionee of an act of fraud or embezzlement.

         4. Method of Exercise. Subject to the provisions of Section 2 hereof, the Option may be exercised, in whole or in part, by delivery of written notice (the "Notice"), addressed to the Company, specifying the number of whole shares of Common Stock subject to the Option to be purchased. The Notice shall be accompanied by payment of the aggregate exercise price for all shares to be acquired upon the exercise either in (i) cash, (ii) that number of shares of unrestricted Common Stock which have an aggregate Fair Market Value (as of the date of exercise) equal to the aggregate exercise price for all of the shares of Common Stock subject to such exercise, or (iii) a combination of the foregoing. Payment of the aggregate exercise price may also be made by delivering written notice addressed to the Company, together with a copy of irrevocable instructions to a broker (with which the Company may have entered into agreements for coordinated procedures) to deliver promptly to the Company the amount of sale or loan proceeds to pay the aggregate exercise price. No shares of Common Stock shall be issued until full payment therefor has been made. Optionee agrees, that no later than the date as of which an amount first becomes includible in Optionee's gross income for Federal income tax purposes with respect to the Option, Optionee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Withholding obligations may be settled with shares of Common Stock. The obligations of the Company under this Agreement and the Plan shall be conditional on such payment or arrangements, and the Company, its Affiliates and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to Optionee.

         5. Delivery of Stock Certificates. The Option shall be deemed to have been exercised upon receipt by the Company of the Notice accompanied by payment in full of the exercise price (the "Exercise Date") and Optionee shall be treated as the holder of record of the shares with respect to which the Option is exercised as of the Exercise Date for all purposes.

         6. Adjustment Provisions. If, during the term of this Agreement, there shall be any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Common Stock, or other change in corporate structure affecting the Common Stock, the Committee shall make an appropriate and equitable substitution or adjustment in the aggregate number, kind and option price of shares subject to this Option.

         7. Non-Transferability. The Option is not transferable or assignable by Optionee other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations


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order, and is exercisable during the lifetime of the Optionee only by Optionee,
Optionee's guardian or legal representative or by an alternate payee pursuant to such qualified domestic relations order.

         8. Compliance with Law. By accepting the Option, Optionee agrees for Optionee and Optionee's guardian or legal representative that no shares of Common Stock shall be delivered pursuant to the Option until qualified for delivery under applicable securities laws and regulations as determined by the Company or its legal counsel.

         9. Limitations. Optionee shall have no rights as a stockholder with respect to shares as to which the Option shall not have been exercised and payment made as herein provided and shall have no rights with respect to such shares not expressly conferred by this Agreement. Nothing contained in this Agreement shall be construed to be a contract of employment between the Company, an Affiliate or a Subsidiary and Optionee.

         10. Construction.

                  (a) Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs and successors, except as expressly herein otherwise provided.

                  (b) Entire Agreement; Modification. This Agreement contains the entire understanding between the parties with respect to the matters referred to herein. Subject to Section 7 of the Plan, this Agreement may be amended by the Committee.

                  (c) Capitalized Terms; Headings; Pronouns; Governing Law. Capitalized terms used and not otherwise defined herein are deemed to have the same meanings as in the Plan. The descriptive headings of the respective sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to modify or construe the provisions which follow them. Any use of any masculine pronoun shall include the feminine and vice-versa and any use of a singular, the plural and vice-versa, as the context and facts may require. The construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of Delaware.

                  (d) Notices. All communications between the parties shall be in writing and shall be deemed to have been duly given as of the date and time of hand delivery or three days after mailing via certified or registered mail, return receipt requested, proper postage prepaid to the following or such other addresses of which the parties shall from time to time notify one another.

         (1)  If to the Company:             General Growth Properties, Inc.
                                             110 North Wacker Drive
                                             Chicago, Illinois 60606

         (2)  If to Optionee:                <<Employee_Name>>
                                             c/o General Growth Properties, Inc.
                                             110 North Wacker Drive
                                             Chicago, Illinois 60606


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                  (e) Severability. Whenever possible, each provision of this
         Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.

                  (f) Counterpart Execution. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute the entire document.


IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.


                                                 GENERAL GROWTH PROPERTIES, INC.


                                                 -------------------------------
                                                 Title: Chief Executive Officer


OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY AND AS PROVIDED IN THIS AGREEMENT (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

         Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

                                    OPTIONEE

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                                     Address:
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